Exhibit 21

SUBSIDIARIES OF REGISTRANT

General Electric's principal affiliates as of December 31, 2015, are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary.

AFFILIATES OF REGISTRANT INCLUDED IN REGISTRANT'S FINANCIAL STATEMENTS

	Percentage of voting
	securities directly or	State or Country
	indirectly owned by	of incorporation
	registrant (1)	or organization

ALSTOM Grid SAS	50	France
ALSTOM Renewable Holding BV	50	Netherlands
Amersham Health Norge AS	100	Norway
Bently Nevada, Inc.	100	Delaware
Cardinal Cogen, Inc.	100	Delaware
Caribe GE International of Puerto Rico, Inc.	100	Puerto Rico
Datex-Ohmeda, Inc.	100	Delaware
Dresser, Inc.	100	Delaware
Druck Inc.	100	Connecticut
GE Albany Global Holdings BV	100	Netherlands
GE Albany US Holdings LLC	100	Delaware
GE Aviation Service Operation LLP	100	Singapore
GE Aviation Systems Group Limited	100	United Kingdom & Northern Ireland
GE Aviation Systems North America, Inc.	100	Delaware
GE Aviation UK	100	United Kingdom & Northern Ireland
GE Betz International, Inc.	100	Pennsylvania
GE Caledonian Limited	100	United Kingdom & Northern Ireland
GE Canada Holdings, Inc.	100	Delaware
GE Capital Fleet Services International Holdings, Inc.	100	Delaware
GE Capital Global Financial Holdings, LLC	100	Delaware
GE Capital UK Finance	100	United Kingdom & Northern Ireland
GE Drives & Controls, Inc.	100	Delaware
GE Druck Holdings Limited	100	United Kingdom & Northern Ireland
GE Energy Europe B.V.	100	Netherlands
GE Energy Netherlands, B.V.	100	Netherlands
GE Energy Parts, Inc.	100	Delaware
GE Energy Power Conversion Group SAS	100	France
GE Energy Products France SNC	100	France
GE Energy Services, Inc.	100	Delaware
GE Energy (USA), LLC	100	Delaware
GE Engine Services, LLC	100	Delaware
GE Engine Services - Dallas, LP	100	Delaware
GE Engine Services Distribution, LLC	100	Delaware
GE Engine Services UNC Holding I, Inc.	100	Delaware
GE Europe Holdings LLC	100	Delaware
GE Financial Assurance Holdings, Inc.	100	Delaware
GE Financial Funding	100	Ireland

Percentage of voting
securities directly or	State or Country
indirectly owned by	of incorporation
registrant (1)	or organization

GE Financial Ireland	100	Ireland
GE France Financial Holdings, LLC	100	Delaware
GE Gas Turbines (Greenville) L.L.C.	100	Delaware
GE Generators (Pensacola), L.L.C.	100	Delaware
GE-GLS Oil & Gas Angola Ltd	49	Angola
GE Global Sourcing LLC	100	Delaware
GE Healthcare AS	100	Norway
GE Healthcare Bio-Sciences AB	100	Sweden
GE Healthcare BVBA	100	Belgium
GE Healthcare European Holdings SARL	100	Luxembourg
GE Healthcare Finland Oy	100	Finland
GE Healthcare Japan Corporation	100	Japan
GE Healthcare Limited	100	United Kingdom & Northern Ireland
GE Healthcare Norge AS	100	Norway
GE Healthcare USA Holding Inc.	100	Delaware
GE Holdings Luxembourg & Co. SARL	100	Luxembourg
GE Hungary Kft.	100	Hungary
GE Infrastructure Aviation	100	United Kingdom & Northern Ireland
GE Infrastructure, Inc.	100	Delaware
GE Infrastructure Technology International LLC.	100	Delaware
GE Inspection and Repair Services Limited	100	United Kingdom & Northern Ireland
GE Intelligent Platforms, Inc.	100	Delaware
GE Investments, Inc.	100	Nevada
GE Ionics Inc.	100	Massachusetts
GE Italia Holding S.p.A	99	Italy
GE Jenbacher GmbH & Co OG	100	Austria
GE Keppel Energy Services Pte. Ltd.	50	Singapore
GE Maintenance Services, Inc.	100	Delaware
GE Media Holdings, Inc.	100	Delaware
GE Medical Systems Global Technology Company, LLC	100	Delaware
GE Medical Systems Information Technologies, Inc.	100	Wisconsin
GE Medical Systems Societe en Commandite Simple	100	France
GE Medical Systems, Inc.	100	Delaware
GE Medical Systems, LLC	100	Delaware
GE Medical Systems, Ultrasound & Primary Care Diagnostics LLC	100	Delaware
GE Military Systems	100	Delaware
GE Oil & Gas Pressure Control, LLP	100	United States
GE Osmonics, Inc.	100	Minnesota
GE Pacific Holdings Pte. Ltd.	100	Singapore
GE Pacific Private Limited	100	Singapore
GE Packaged Power, Inc.	100	Delaware
GE Packaged Power, L.P.	100	Delaware

GE Transportation Parts, LLC	100	Delaware
GE UK Group	100	United Kingdom & Northern Ireland
GE Water & Process Technologies Canada	100	Canada
GE Wind Energy, LLC	100	Delaware

Percentage of voting
securities directly or	State or Country
indirectly owned by	of incorporation
registrant (1)	or organization

GEA Parts, LLC	100	Delaware
GEA Products LP	100	Delaware
GEAE Technology, Inc.	100	Delaware
GEAST SAS	80	France
GEH HOLDINGS	100	United Kingdom & Northern Ireland
GENE Holding LLC	100	Delaware
General Electric (Bermuda) Ltd.	100	Bermuda
General Electric Canada Company	100	Canada
General Electric Europe Holdings C.V.	100	Netherlands
General Electric Finance Holding GmbH	100	Germany
General Electric Financing C.V.	100	Netherlands
General Electric Foreign Sales Corporation	100	The Bahamas & Eleuthera Island
General Electric International (Benelux) BV	100	Netherlands
General Electric International, Inc.	100	Delaware
General Electric International Operations Company, Inc.	100	Delaware
General Electric Services (Bermuda) Ltd.	100	Bermuda
General Electric Services Luxembourg SARL	100	Luxembourg
GMC Consolidation LLC	100	Delaware
Granite Services, Inc.	100	Delaware
Grid Solutions (U.S.) LLC	100	Delaware
IDX Systems Corporation	100	Vermont
International General Electric (U.S.A.)	100	United Kingdom & North Ireland
Monogram Licensing, Inc.	100	Delaware
Monogram Licensing International, Inc.	100	Delaware
MRA Systems, LLC	100	Delaware
Nuclear Fuel Holding Co., Inc.	100	Delaware
Nuovo Pignone S.p.A.	100	Italy
OEC Medical Systems, Inc.	100	Delaware
Panametrics Ltd.	100	Bermuda
Patent Licensing International, Inc.	100	Delaware
PII Limited	100	United Kingdom & Northern Ireland
Power Holding LLC	100	Delaware
Reuter-Stokes, Inc.	100	Delaware
Unison Industries, LLC	100	Delaware
Viceroy, Inc.	100	Delaware
Whatman Limited	100	United Kingdom & Northern Ireland

(1)	With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in above percentages.